Exhibit 23

Independent Auditors’ Consent

The Board of Directors

The Titan Corporation:

We consent to the incorporation by reference in registration statements No. 33-4041, 33-9570, 33-12119, 33-15680, 33-37827, 33‑56762, 33-65123, 33-83402, 333-07413, 333-10919, 333-10965, 333-30947, 333-57651, 333‑66149, 333-47633, 333-66147, 333-67341, 333-68621, 333-90133, 333-90139, 333-35102, 333-35274, 333-41140, 333-41138, 333-63274, 333-66980, 333-70912, 333-85668 and 333‑103751 of The Titan Corporation of our report dated February 25, 2003, with respect to the consolidated balance sheets of The Titan Corporation as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K of The Titan Corporation.

Our report refers to a change in the method of accounting for goodwill and other intangible assets.

/s/ KPMG LLP

San Diego, CA

March 28, 2003